UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 CambridgePark Drive Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SYRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 2, 2023, Syros Pharmaceuticals, Inc. (the “Company”) announced a strategic realignment to prioritize key development and pre-launch activities to advance tamibarotene for the treatment of newly diagnosed higher-risk myelodysplastic syndrome and newly diagnosed acute myeloid leukemia. The Company will stop further investment in the clinical development of SY-2101 (oral arsenic trioxide) for the treatment of newly diagnosed acute promyelocytic leukemia, as well as in the Company’s preclinical and discovery-stage programs. Syros may pursue further development of SY-2101 subject to additional capital availability.

In connection with these decisions, the Company’s authorized officers instituted certain expense reduction measures that were endorsed by the Board of Directors (the “Restructuring”), including a reduction of approximately 35% of the Company’s employee base (excluding members of the Company’s drug discovery organization whose employment will end concurrently with the termination, effective October 16, 2023, of our collaboration with Pfizer, Inc. related to the discovery, development and commercialization of novel therapies for sickle cell disease and beta thalassemia (the “Pfizer Agreement Termination”), which was previously disclosed on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 21, 2023). The Restructuring is expected to be complete by the end of 2023.

As a result of the Restructuring, the Company estimates that it will incur approximately $1.8 to $2.0 million in costs in the fiscal quarter ending September 30, 2023 resulting from cash expenditures consisting of severance and benefit payments, outplacement services and related expenses (including such expenses incurred in connection with the Pfizer Agreement Termination). In addition, the Company estimates that it will incur asset impairment charges of approximately $0.3 to $0.6 million relating to the retirement of laboratory equipment. The estimate of costs that the Company expects to incur and the expected timing to complete the Restructuring are subject to a number of assumptions, and actual amounts may differ. The Company may also incur other cash or non-cash charges or cash expenditures not currently contemplated due to events that may occur as a result of, or in association with, the Restructuring.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mark J. Alles from the Board of Directors

On September 28, 2023, Mark J. Alles notified the Board of Directors of the Company of his desire to resign from the Board of Directors and all committees or subcommittees thereof, effective September 30, 2023. This resignation was not the result of any disagreement with the Company. The Board of Directors approved a decrease in the size of the Board of Directors to nine members effective upon Mr. Alles’s resignation.

Retirement of Nancy Simonian; Appointment of Conley Chee as President & Chief Executive Officer

On September 28, 2023, Nancy Simonian, M.D., the President and Chief Executive Officer of the Company, provided the Company with notice of her desire and intention to retire, and on October 2, 2023, the Company announced Dr. Simonian’s retirement effective as of December 1, 2023 (the “Retirement Date”). Dr. Simonian will remain a member of the Company’s Board of Directors following the Retirement Date.

On October 2, 2023, the Company also announced that Conley Chee, currently the Company’s Chief Commercial Officer and Chief Business Officer, has been appointed by the Board of Directors to serve as the Company’s President and Chief Executive Officer effective as of December 2, 2023. Effective upon his assumption of the role of President and Chief Executive Officer, Mr. Chee will replace Dr. Simonian as the Company’s principal executive officer. The appointment of Mr. Chee was made pursuant to a succession plan developed and approved by the Board of Directors.

The Board of Directors also approved an increase in the size of the Board of Directors to ten members and the appointment of Mr. Chee as a Class III director, in each case effective upon Mr. Chee’s assumption of the role of President and Chief Executive Officer. The Board of Directors believes Mr. Chee is qualified to serve as a member of the Board of Directors because of his extensive experience in the pharmaceutical industry, his expertise at building effective commercial organizations and launching new targeted therapies, and his intimate understanding of the Company’s business and strategy.

In connection with Dr. Simonian’s retirement, the Company entered into a retirement and separation agreement (the “Simonian Agreement”) with Dr. Simonian on September 28, 2023. Pursuant to the Simonian Agreement, the Company agreed that it will pay Dr. Simonian the annual cash bonus to which she would have been entitled for the fiscal year ending December 31, 2023 had she remained employed by the Company through such date, pro-rated for the portion of 2023 for which Dr. Simonian was actually employed by the Company (the “2023 Bonus”), such 2023 Bonus to be based on Company performance as assessed by the Company’s Board of Directors or a duly authorized committee thereof following December 31, 2023. The 2023 Bonus will be payable at the time the Company pays management bonuses for 2023. In addition, pursuant to the Simonian Agreement, (i) all outstanding stock options granted to Dr. Simonian under the Company’s 2012 Equity Incentive Plan, as amended (the “2012 Plan”), that have an exercise price of less than $75 per share will remain exercisable until the earlier to occur of (a) the end of Dr. Simonian’s service to the Company as a director, or (b) the applicable expiration date for such options, (ii) all outstanding stock options granted to Dr. Simonian under the Company’s 2016 Stock Incentive Plan (the “2016 Plan”) that have an exercise price equal to or greater than $75 will terminate as of the Retirement Date and Dr. Simonian will have no further rights with respect to such stock options, and (iii) all other outstanding stock options and all restricted stock unit awards, in each case granted to Dr. Simonian under the 2016 Plan, and all outstanding stock options and all restricted stock unit awards, in each case granted to Dr. Simonian under the 2022 Equity Incentive Plan, will remain outstanding following the Retirement Date and will continue to be eligible to vest in accordance with the terms of the applicable award agreements, subject to Dr. Simonian’s continued service on the Board of Directors. Further, each outstanding stock option and restricted stock unit award that continues to vest so long as Dr. Simonian continues to serve on the Board of Directors will be subject to accelerated vesting upon qualifying terminations following a change in control. The Simonian Agreement also includes a general release of claims by Dr. Simonian.

After her retirement, Dr. Simonian will receive compensation for her continued service as a member of the Company’s Board of Directors in accordance with the Company’s then-current non-employee director compensation policy.

On September 28, 2023, Mr. Chee entered into an amended and restated offer letter, effective as of December 2, 2023 (the “Chee Agreement”), pursuant to which he will receive an annual base salary of $636,000 and his target annual incentive compensation during the applicable fiscal year (or portion thereof) will be 50% of his annual base salary, weighted 100% on Company performance. Mr. Chee is eligible to earn prorated incentive compensation for the calendar year ended December 31, 2023 under his existing offer letter in connection with his service as Chief Commercial Officer and Chief Business Officer of the Company during such period based on Mr. Chee’s target annual incentive compensation equal to 40% of his annual base salary as in effect during such period (which will be weighed 90% on Company performance and 10% on Mr. Chee’s individual performance), provided Mr. Chee remains employed by the Company on the day such incentive compensation is paid. In addition, and in lieu of providing an immediate relocation benefit, Mr. Chee will receive an allowance of $7,500 per month (less applicable taxes and other withholdings) during the eighteen-month period following his assumption of the role of Chief Executive Officer to facilitate his physical presence at the Company’s headquarters in Cambridge, Massachusetts. In connection with and effective upon his appointment, Mr. Chee will be granted 86,000 restricted stock units, which will vest as to one third of the underlying shares of Company common stock on December 31, 2024 and as to an additional one third of such shares at the end of each of the two successive years thereafter, subject to continued service through each applicable vesting date. In addition, in connection with and effective upon his appointment, Mr. Chee will be granted 86,000 performance restricted stock units, which will vest as to one-half of the underlying shares of Company common stock upon the achievement of each of one specified clinical milestone and one specified regulatory milestone, in each case as determined by the Board and subject to continued service through each applicable vesting date. Mr. Chee’s existing equity awards will continue to vest in accordance with their terms.

Biographical information regarding Mr. Chee is set forth in the Company’s proxy statement for its 2023 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on April 21, 2023, and such information is incorporated by reference herein. No arrangement or understanding exists between Mr. Chee and any other person pursuant to which Mr. Chee was selected to serve as President and Chief Executive Officer of the

Company. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Chee reportable under Item 404(a) of Regulation S-K. Mr. Chee does not have a family relationship with any of the Company’s directors or executive officers.

Departure of Eric R. Olson, Ph.D.

On October 2, 2023, the Company announced that Eric R. Olson, Ph.D., will depart from his position as Chief Scientific Officer, effective October 16, 2023. In connection with Dr. Olson’s departure, and subject to Dr. Olson entering into a separation agreement with the Company, the Company will (i) pay Dr. Olson a lump sum payment in the total amount of $382,200, less required deductions and withholdings, representing nine months of his current base salary, (ii) accelerate the vesting of a toal of 40,666 shares of Company common stock pursuant to outstanding restricted stock unit awards held by Dr. Olson, and (iii) make monthly payments directly to its insurance carriers to cover the Company’s standard portion of the premiums for medical, dental and vision insurance coverage during the nine-month period following Dr. Olson’s departure from the Company.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s clinical development plans, estimated Restructuring costs, and the estimated timing to complete the Restructuring. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management of the Company. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: October 2, 2023	By:	/s/ Jason Haas
Jason Haas
Chief Financial Officer